UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2007

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2007, the Board of Directors approved an amendment to Article II, Section 1 of the Company’s Bylaws to set forth a schedule for the annual meeting of shareholders.  The amendment is as follows:

ARTICLE II

Section 1.                      Regular Meeting

Commencing in May 2008, the regular annual meeting of shareholders shall be held at the principal office of the corporation, or at such other place within or without the State of California as the officers of the corporation may deem convenient and appropriate, at 10:00 a.m. on the second Thursday of May of each year, if not a legal holiday, and if a legal holiday, then at 10:00 a.m. on the next succeeding business day, for the purpose of electing a Board of Directors and transacting such other business as properly may come before the meeting; provided, however, that the Board of Directors may, by resolution, establish a different date not more than 120 days thereafter if, in its sole discretion, it deems such postponement appropriate.

The amendment was effective on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 15, 2007	/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer